Exhibit 10.3

                       AMENDMENT 2 TO THE RIGHTS AGREEMENT

         This Amendment 2 ("Amendment") to the Rights Agreement ("Agreement") between Neoprobe Corporation, a Delaware corporation ("Company"), and Continental Stock Transfer & Trust Company ("Rights Agent") is dated effective December 13, 2004.

         WHEREAS, the Company and the Rights Agent entered into the Agreement on July 18, 1995 in connection with a rights dividend declared by the board of directors of the Company; and

         WHEREAS, the Agreement was amended effective February 16, 1999 to facilitate the sale of Series B Convertible Preferred Stock and Class L Warrants, none of which are any longer outstanding as of the date of this Amendment; and

         WHEREAS, the Company and the Rights Agent desire to amend the Agreement in order to delete references associated with the Series B Convertible Preferred Stock and Class L Warrants, and to accommodate the sale and issuance of convertible promissory notes of the Company and warrants to purchase common stock of the Company, par value $.001, in order to raise funds for the Company;

         NOW THEREFORE, the Company and the Rights Agent hereby agree to amend the Agreement as follows:

         1. The definition of "Acquiring Person" contained in Section 1.(a) of the Agreement is hereby deleted in its entirety and the following language be inserted in lieu thereof:

         "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan, or (v) any Person who becomes a Beneficial Owner of 15% or more of the Common Stock then outstanding solely by reason of such Person or its affiliates and associates (1) acquiring one or more of the Company's 8% Series A Convertible Promissory Notes due December 12, 2008 ("Series A Notes"), (2) acquiring Series T Warrants of the Company ("Series T Warrants"), (3) acquiring Common Stock through the conversion of Series A Notes or the exercise of Series T Warrants, or (4) acquiring Common Stock in respect of the Series A Notes or Series T Warrants, in each case pursuant to the respective terms thereof or pursuant to any provision of the Securities Purchase Agreement ("Purchase Agreement") dated December 13, 2004 by and among the Company, Biomedical Value Fund, a Delaware limited partnership, Biomedical Offshore Value Fund, Ltd., an exempted company incorporated under the provisions of the Companies Law of the Cayman Islands, and David C. Bupp.

         2. Section 11(a)(ii) of the Agreement is hereby deleted in its entirety and the following language be inserted in lieu thereof:

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         Section 11. (a)(ii) If any Person (other than the Company, any
         Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates at any time after the Rights Dividend Declaration Date, becomes a Beneficial Owner of 15% or more of the Common Stock then outstanding, a "Section 11(a)(ii) Event" shall be deemed to have occurred; unless the event causing the 15% threshold to be crossed:

                  (1) is a Section 13 Event;

                  (2) is an acquisition of Common Stock pursuant to a tender offer or an exchange offer for all outstanding Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (A) at a price which is fair to stockholders (taking into account all factors which such members of the Board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (B) otherwise in the best interests of the Company and its stockholders; or

                  (3) is (i) the acquisition of Series A Notes, (ii) the acquisition of Series T Warrants, (iii) the purchase of Common Stock through the conversion of Series A Notes, the exercise of Series T Warrants, (iv) the acquisition of Common Stock in respect of the Series A Notes or Series T Warrants, in each case pursuant to the respective terms thereof or pursuant to any provision of the Purchase Agreement.

         Promptly following the first occurrence of any Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Preferred Stock or fractions thereof, such number of shares of Common Stock of the Company as shall equal the result obtained by (I) multiplying the then current Purchase Price by the then number of shares of Preferred Stock or fractions thereof for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (II) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d) hereof) per shares of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Stock").

         3. Except as specifically amended by this Amendment, the provisions of the Agreement remain in full force and effect.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

NEOPROBE CORPORATION


By: /s/ David C. Bupp
    ----------------------------------------
    David C. Bupp, President


CONTINENTAL STOCK TRANSFER & TRUST COMPANY



By: /s/ William F. Seegraber
    ----------------------------------------
    William F. Seegraber, Vice President



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